Exhibit 10(h)

                               Acxiom Corporation
                        Leadership Team Compensation Plan
                                Fiscal Year 2001

PLAN OBJECTIVE

The objective of the Leadership Team compensation plan is to implement a pay plan that reflects the leader's responsibility, provide compensation that is both equitable and competitive, and which will:

     Align the leader's interests with shareholder/investor's interest.

     Motivate leaders to achieve the highest level of performance.

     Retain key leaders by linking leadership team compensation to company performance.

     Attract the best leaders through competitive, growth-oriented plans.

     Enable sharing of growth & success between associates, leaders and shareholders.

ELIGIBILITY OF PARTICPANTS

For purposes of the Leadership Team Compensation Plan, eligible associates will include Division leaders, Group leaders, Business Unit leaders, Sales leaders, Business Development leaders, Industry Application Development leaders, Finance and Accounting leaders, Organizational Development leaders, Legal leaders and Corporate Office leaders.

COMPONENTS AND PLAN STRUCTURE

The components of the Leadership Team Compensation Plan are as follows:

          Base salary (not at risk)
          Base salary (at risk)
          Long-term incentive (stock options)
          Retention/Recruiting Bonus (Special Situations Only)

Exhibit 1 of this document reflects the above components for the 5 levels of the Leadership Team Compensation Plan. In addition, it reflects the Business Development / Sales Leadership Plan.

Each level of the plan has the following:

     Base salary based on comparable market salary for the equivalent  position.

     Plan structure reflects percentages for each plan component to total compensation as well as number of years for which options are granted under the long-term incentive component of the plan.

Each leader is slotted into one of the five levels based on experience, scope of responsibility and past performance. The individual to whom the leader reports is responsible for managing his/her respective slotting. Division leaders must approve all level 3 slottings. Additionally, Division leaders must approve all slottings of individuals on the Business Development / Sales Leadership Compensation Plan. The Company leader must approve all slottings of levels 4 and 5.

Leaders slotted in the Business Development / Sales Leadership Plan must be a senior level business development / sales leader responsible for:

     developing new business and relationships at senior executive levels of customers and prospects, or providing leadership to two or more sales associates for a Group or Division.

     providing leadership means assigning quotas and territories, conducting regular reviews of salesperson's call activity, hiring, terminations, preparing associate effectiveness plans, performance reviews, coaching, mentoring and overseeing the overall sales process for the area.


BASE SALARY (NOT AT RISK)

Based on market data, guidelines have been established for base salary ranges and base salary increases for leaders. The target market for senior leaders is the 75th percentile. The target market for all other leaders is the 50th percentile. Leaders who are substantially below market for their role should be placed on a 3 to 4 year market adjustment plan to bring their base salary in line with the market.

The percentage increase guidelines are revised / validated annually.


BASE SALARY (AT RISK)

General

Base salary at risk (referred to as at risk throughout the remainder of this document) is determined based on the level in which the leader is slotted. At risk is based on the eligible associate's base salary as of May 1. No adjustment is made to at risk amounts during the plan year unless the leader moves from one plan level to another or is assigned a different job role that warrants a change. In the event there is a change in at risk, it will be prorated based on the date of the change.

Eligible associates must be employed on the date of the actual payment to receive payment for the quarterly and/or year-end at risk. The at risk for eligible associates who joined the Leadership Team after the beginning of the quarter will be pro-rated based on hire date. Additionally, the year-end at risk amount will be prorated in the same manner.

Division leaders have the right to withhold a leader's quarterly and/or annual at risk payment if the leader is on a performance improvement plan or has failed to deliver against his/her objectives.

At Risk Attainment

At risk attainment is determined based on Company Pre-investment EVA attainment.

Pre-investment EVA targets for Q1 and Q2 are shown below. Due to Acxiom's 6 month planning cycle, targets for Q3, Q4 and year-end will be determined later in the year and communicated at that time.

Pre-investment EVA Targets - FY2001

               First Quarter            $ 2,404,000
               Second Quarter           $ 1,733,000

EVA Incentive Principles

      Target Incentive
          Represents the competitive total compensation opportunity.

Expected EVA Improvement

     Performance standard to achieve the company "target EVA" and to meet the market expectation of EVA improvement required to support the price of the Company's stock.

     Achievement of Expected EVA Improvement results in Target Incentive (at risk) Pool.

Sharing of EVA  Improvement  Above/Below  Expected

     Associates and shareholders share risks and rewards.

     Sharing of incremental EVA (above/below "Expected") is constant.

          50% of every $1 of EVA above expected is added to incentive (at risk )pool
          50% of every $1 of EVA below expected is subtracted from incentive (at risk) pool (EVA improvement can be below zero).

     Associates/leaders share in all risks and rewards with no caps or floors.

At Risk Pool Funding

      At risk pool is funded from earnings after meeting the Company's target EPS gate.

All at risk payments are subject to EPS gate except the commission/specific objective component of the Business Development / Sales Leadership plans. See page 5 - Commission/specific objective at risk targets.

At risk pool funding is subject to pro rata reduction if full funding above EPS Gate is not achieved.

EPS targets for Q1, Q2 and end of year are shown below. Due to Acxiom's 6 month planning cycle, targets for Q3 and Q4 will be determined later in the year and communicated at that time.

EPS Targets - FY2001

     First Quarter $ .20
     Second Quarter $ .28
     Full Year $1.18

At Risk Pool Distribution

Distribution of the at risk pool to the divisions, shared services organizations and the corporate office will be determined by the CLT quarterly and at year-end.

Divisions will be measured based on their own performance. Shared Services and the Corporate Office will be measured on the Company's total performance.

Guideline criteria for distributions are:

     Actual EVA  Improvement  (60%)
     Contribution Improvement of Business Plan Submitted (20%)
     Other - Major Wins, DSO Improvement Targets, etc. (20%)

Quarterly At Risk Pool Distribution

     CLT will discuss attainment versus guideline criteria.

     Compensation Committee will make recommendation for distribution.

     CLT will make the final determination of distribution of the funded at risk pool to each of the Divisions, Shared Services and Corporate Office.

Annual At Risk Pool Distribution

CLT will discuss attainment versus guideline criteria.

CLT will rate each division's performance against criteria (anonymously).

Compensation Committee will rate each division's performance.

Outside   consultant  on  EVA  incentive  plans  (Scott  Olsen)  will  recommend distribution.

CLT will make the final determination of distribution of the funded at risk pool to each of the Divisions, Shared Services and Corporate Office.

Allocation of At Risk to Each Individual

Individual at risk attainment is to be determined by Table 1 shown below.

Individual at risk paid equals adjusted attainment based on the percentage of distribution (determined above) compared to total at risk opportunity for your affiliated area of the business (Division, Shared Services or Corporate Office).

Any excess over targeted at risk is retained until year-end and will be included in the overachievement incentive calculations.

Standard At Risk Targets

The following represents a breakdown of the standard at risk targets that will be used to determine individual attainment.

Table 1:

----------- --------- -------- ------------- ------------ --------------
            Corporate Division Group Leaders Revenue Unit Shared
            Office    Leaders  OD/FA         Leaders      Services
                               Leaders**                  Unit Leaders
----------- --------- -------- ------------- ------------ --------------
Common      100%      60%      40%           25%          75%
Fate        Co. EVA   Co. EVA  Co. EVA       Co. EVA      Co. EVA

----------- --------- -------- ------------- ------------ --------------
Unit        0%        30%      25%           75%*         25%
Performance           Div EVA  Div. EVA                   Bus. Plan

                      10% A/R  25%           (20%Div.
                               Group EVA     EVA)*

                               10% A/R       (45% Group
                                             EVA)*

                                             10% A/R
----------- --------- -------- ------------- ------------- --------------

* These are the default percentages unless the corporate office approves a different documented plan. The Division leader should submit differences to the corporate office by June 30 and by October 31 for mid-year revisions.

**Organizational Development and Finance/Accounting leaders' at risk targets are 50% Company EVA and 50% Division EVA.

EVA Targets for Divisions, Groups and Units (Except Data Products Division)

The Division, Group and unit EVA is the controllable EVA for a Division and revenue Group/Unit which includes the direct revenue and expenses for the unit(s) less appropriate ABM charges including data center consumption, application software and facilities. Also included will be a charge for the cost of capital including accounts receivable, data center equipment, workstation/LAN and facilities. The target for your Group/Unit EVA will be negotiated with your Division leader.

Exceptions granted during the current fiscal year will affect next year's EVA targets.

EVA Targets for Data Products Division - Groups/Units

The definition for EVA for the Data Products Division is the same as for all other divisions except it is calculated on a product line view. Product line EVA targets and attainment must be certified by the Corporate Office.

Business Plan Targets for Shared Services - Groups/Units

The business plan target component for Shared Services is to maintain your expenses at or below your current fiscal year budget.

Commission/Specific Objective At Risk Targets

These targets apply only to Business Development / Sales Leadership Plan.

The commission/specific objective portion of at risk under this plan is based on revenue and/or EVA percentage of quota attainment for the territories assigned to the business development/sales leader. It is the responsibility of the individual's Division and/or Group leader to establish these targets.

The commission/specific objective portion will be funded by the Unit, Group or Division and is not subject to the EPS gate as is the common fate portion of at risk. Budgets and EVA targets will not be adjusted for additional commission expense due to these plans.

All commissions are calculated on a YTD, cumulative basis.

The Division leader may change commission plan provisions and assigned quotas at any time.

The Division leader may choose not to accept additional business when resources are not available to process the work. It is the sales leader's responsibility to make certain that the work will be accepted before customer commitments are made.

Method Of Payment

It is Acxiom's intention to pay at risk in cash. However, from time to time the Company Leadership Team (CLT), may elect to pay at risk in stock options if conditions of the business justify it. In the event this decision is made, the CLT will make every effort to notify the Leadership Team members within 5 business days of the decision being finalized. If at risk is paid in stock options in lieu of cash, the Black-Scholes model will be used to calculate the option value and number of options. A two-year valuation will be used for the calculation. All of the options will be issued at the market price and will be 100% vested.

Payments will be made quarterly based on attainment of financial objectives up to the target incentive and are subject to the EPS funding gate calculation, as follows:

     First Quarter - 1/8th of total opportunity
     Second Quarter - 1/8th of total opportunity
     Third Quarter - 1/8th of total opportunity
     Fourth Quarter - 5/8th of total opportunity (1/8 for the 4th Quarter & 1/2 for the Annual Target)

All over achievement incentive calculations will be deferred until year-end. Over attainment distributions will be either in Stock Options or cash at the discretion of the Compensation Committee.

All payments will be made within 60 days of the end of the quarter.

All EVA and EPS gate calculations will be done on a year-to-date, cumulative basis.

For the first, second, third and fourth quarters, the objectives are equal to the year-to-date financial targets as of the end of each respective quarter and are subject to the EPS gate calculation.

Incentive Bank

Cumulative performance and incentive linked.

Over/Under achievement by Division for current year "deposited" into incentive bank.

Bank balance distributed:

     Up to 33% of the resulting bank balance will be distributed.

     It is the intent of the plan to distribute 33% of the bank balance under normal circumstances.

     Actual payout % to be determined annually by the Compensation Committee based on business conditions, financial results and funding considerations.

     The Compensation Committee may adjust the payout % based on special circumstances and may elect to not distribute any of the remaining bank balance and to carry all of it forward to the next year.

     The Compensation Committee may elect to pay all or a portion of the distribution in stock options.

Remaining bank balance reserved for future payment subject to sustained business performance of the Division and Acxiom Corporation.

Bank balances are subject to forfeiture to satisfy EPS Gate.

"Negative" bank balance "repaid" before future overachievement incentives are paid.

In order to receive any distributions from the incentive bank, the associate must be employed at the time of distribution. Bank balances will be forfeited upon termination.

Over/Under Achievement

Above/below targeted EVA, 50% of all Incremental EVA will be added to / subtracted from the Incentive Banks.

Above/Below target funds will be added to/subtracted from the respective incentive banks based on the performance of the affiliated area of the business (Division, Shared Services or Corporate Office).

The over/under achievement EVA will be primarily calculated at the Division level. However, the Compensation Committee has the authority to make adjustments based on business circumstances. In no cases will the sum of the over attainment banked be greater than the total company's over attainment.


LONG-TERM INCENTIVE

For purposes of determination of the long-term incentive (LTI), eligible associates must be employed and be a member of the Leadership Team on the date the Board of Directors reviews the LTI grants for that year (May Board of Directors meeting). These options fall under the Acxiom stock option plan and will be subject to all standard provisions.

The long-term incentive will be in the form of stock options and other performance vehicles as necessary. The current year vehicle will be stock options.

Stock options will be awarded under three categories:

     Category A - Fair market value at date of grant
     Category B - 25% above fair market value
     Category C - 50% above fair market value

Using the Black-Scholes stock options pricing model, the mix of options to be awarded as an approximate percentage of the total long-term incentive are:

     Category A - 50% of total long-term incentive
     Category B - 25% of total long-term incentive
     Category C - 25% of total long-term incentive

Under the long-term incentive plan, participants will be awarded a grant of stock options on a cycle corresponding to the level of compensation plan to which the leader has been assigned. Multi-year grants are awarded for levels 3 through 5.

In the event a leader is assigned a level with multi-year grants, they will be awarded the number of years of options necessary to put them on the same cycle as all other leaders on that level.

Stock options awarded will vest over 6 years, 20% after years 2, 3, 4, 5, & 6 respectively, following the date of grant. Stock options may not be exercisable later than fifteen years after their date of grant.

Stock options may also be granted at the October Board Meeting. The October options include new Leadership Team members as well as adjustments for those moving from one level to another.

It is the current intent of the Board of Directors to continue this plan (or a similar plan) in future years. The Board of Directors reserves the right to modify or cancel this plan in at any time for any reason at its sole discretion.

RETENTION/RECRUITING BONUS

Retention Bonus

The objective of the retention bonus is to provide a vehicle to retain key senior leaders who we are at risk of losing.

Each Retention Bonus Plan for a senior leader must by approved by Charles Morgan and Rodger Kline.

In addition to the standard at risk plan, a retention bonus can be put in place for a leader with the following plan provisions:

     Up to 25% of base salary (determined by Division leader, Rodger Kline and Charles Morgan)

     To be paid at same time as at risk payments

     Not subject to Corporate gate

     Based on achieving predetermined, documented, individual objectives

    Distribution amounts to be determined by Division leader

Recruiting Bonus

With the current demand for talent, it may be necessary to pay a one-time recruiting bonus to recruit key leaders to Acxiom.

In addition to the standard at risk plan, a retention bonus can be put in place for a leader with the following plan provisions: Up to 25% of base salary (determined by Division leader, Rodger Kline and Charles Morgan) To be paid upon hiring Not subject to Corporate gate

PLAN MODIFICATIONS

Any modification to this standard plan must be approved in advance by Rodger Kline.

                                    Exhibit 1

                               Acxiom Corporation
                        Compensation Guidelines - FY2001
                                 Leadership Team


-------------------------------------------------------------------------------
                    General Leadership Team Plan
-------------------------------------------------------------------------------

Leader         'Not at Risk' Base       Plan Structure
Classification  Salary Ranges
-------------------------------------------------------------------------------
                                        Base     At Risk    LTI    Yrs. Granted
-------------------------------------------------------------------------------

   Level 5                              35%      25%        40%    3
                Salary ranges
   Level 4      determined by           40%      25%        35%    3
                market data for
                individual area of
   Level 3      responsibility.         50%      25%        25%    2

   Level 2                              60%      20%        20%    1

   Level 1                              70%      15%        15%    1

-------------------------------------------------------------------------------

NOTE: At Risk Opportunity for the fiscal year is established based on Base Salary as of May 1, 2000.


-------------------------------------------------------------------------------
                Business Development / Sales Leadership Team Plan
-------------------------------------------------------------------------------

Leader         'Not at Risk' Base            Plan Structure
Classification  Salary Ranges
-------------------------------------------------------------------------------
                                             Base    At Risk   LTI   Yrs Granted
-------------------------------------------------------------------------------
   Level 3                                   40%     40%       20%   2
                Salary ranges determined
   Level 2      by market data for           40%     40%       20%   1
                individual area of
                responsibility.
   Level 1                                   50%     30%       20%   1

                                           ------------------------
                                           Common Fate  Commissions
                                           ------------------------

                                           75%          25%

                                           50%          50%

                                           25%          75%

-------------------------------------------------------------------------------
NOTE: At Risk Opportunity for the fiscal year is established based on Base Salary as of May 1, 2000.


-------------------------------------------------------------------------------
               % Increase Guidelines for Salaries
-------------------------------------------------------------------------------
-------------- ------------- ------------ -------------------------------------
   Perf. &     Within Range   In Excess                  Below Range
Comp. Average                 of Range
-------------- ------------- ------------ -------------------------------------

1-4            0%            0%           Multi-year market adjustment plans
                                          to be put in place to reach market.
5-8            Up to 6%      Up to 2%
9-10           Up to 8%      Up to 4%
-------------- ------------- ------------ -------------------------------------